Exhibit 99.1

Press contacts:		Investor Contact:
Trinseo	Makovsky	Trinseo
Donna St. Germain	Doug Hesney	David Stasse
Tel : +1 610-240-3307	Tel: +1 212-508-9661	Tel : +1 610-240-3207
Email: stgermain@trinseo.com	Email: dhesney@makovsky.com	Email: dstasse@trinseo.com

FOR IMMEDIATE RELEASE

Trinseo Chief Financial Officer Barry J. Niziolek Announces Plans to Retire in 2019

BERWYN, Pa. – February 27, 2019 –  Trinseo (NYSE: TSE), a global materials company and manufacturer of plastics, latex binders and synthetic rubber, today announced that Barry J. Niziolek, Executive Vice President and Chief Financial Officer, has announced his plans to retire around mid-year 2019.

Trinseo’s Board of Directors engages in ongoing succession planning discussions. They are evaluating internal and external candidates, and intend to name a successor as soon as practicable.

“On behalf of the Board, I want to thank Barry for his leadership in strengthening the Company’s financial performance, compliance programs and operational discipline during his tenure as Trinseo’s CFO,” said Chris Pappas, President and CEO of Trinseo. “We will miss his counsel and we wish him all the best in his well-deserved retirement.”

About Barry Niziolek

Barry Niziolek joined Trinseo in June of 2016 as Executive Vice President and Chief Financial Officer of the Company. In this role, Niziolek is responsible for corporate financial reporting, audit, treasury, tax, internal controls and corporate governance. During his tenure, Niziolek led initiatives in the company’s capital allocation, corporate governance, investor communications and interactions, aligning business strategic planning with annual budgeting, and more closely integrating finance with business activities.

Prior to joining Trinseo, Niziolek was Vice President and Controller at DuPont, where he had extensive experience in finance leadership, governance and compliance, board interactions, mergers and acquisitions, risk management, corporate planning, new business development, and investor relations. During his 34 years at DuPont, Niziolek held a wide range of Finance roles, including CFO for the titanium dioxide and coatings businesses, as well as CFO for the crop protection business. He also served as CFO for DuPont’s Mexico operations, where he was based in Mexico City. Other DuPont assignments included investor relations, information systems, business analysis and accounting. He began his career at KPMG as a Senior Auditor.

Niziolek holds a Master of Business Administration from the University of Delaware and a Bachelor’s degree in Accounting from Wilkes University. He is a Certified Public Accountant.  Barry and his wife Susan live in Delaware; together, they have five children, two beautiful grand-daughters, and a third on the way.

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solutions to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, appliances, consumer electronics, medical devices, electrical, building and construction, textile, paper and board, footwear and tires. Trinseo had approximately $4.6 billion in net sales in 2018, with 16 manufacturing sites around the world, and approximately 2,500 employees. For more information visit www.trinseo.com

Note on Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “target,” “outlook,” “guidance,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of performance, growth, net sales, business activity, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such factors include, among others: conditions in the global economy and capital markets; the inability of the Company to execute on its business strategy; volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of chemical products; compliance with laws and regulations impacting our business; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; the loss of customers; the market price of the Company’s ordinary shares prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; and the Company’s cash flows from operations. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov/ as well as the Company’s web site at http://www.trinseo.com. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.